EXHIBIT 10.2


$2,000,000.00                                                     July 25, 2006
                                                            Titusville, Florida

                                 PROMISSORY NOTE

For value received, the undersigned, jointly and severally, promises to pay to the order of B. G. DAVIS the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), together with interest thereon at the rate of One Percent (1.00%) per annum from date until maturity, both principal and interest being payable in lawful money of the United States of America at 1221 Sand Pine Circle, Titusville, FL 32796, or at such other place as the holder hereof may designate in writing, said principal and interest to be payable on the dates and in the amounts as follows:

Principal and interest shall be payable in full on or before July 25, 2007, which date is the "Maturity Date". Interest after maturity accrues at the rate of 18% per annum.

This Note is secured by a Pledge Agreement of even date herewith encumbering 386,800,000 shares of common stock of E'Prime Aerospace Corporation. Any default under the terms of said Pledge Agreement, or under the terms of any Note or other obligation secured by said Pledge Agreement, shall be a default hereunder.

If default be made in the payment of any of the sums or interest mentioned herein or in said Pledge Agreement, or in the performance of any of the agreements contained herein or in said Pledge Agreement, then the entire principal sum and accrued interest shall at the option of the holder hereof become at once due and collectible without notice, time being of the essence; said principal sum and accrued interest shall both bear interest from such time until paid at the rate of Eighteen percent (18%) per annum. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

Each person liable hereon, whether maker or endorser, hereby waives presentment, protest, notice of protest, and notice of dishonor, and agrees to pay all costs, including a reasonable attorney's fee, whether suit be brought or not, if after maturity of this note or default hereunder, or under said Pledge Agreement, counsel shall be employed to collect this note or to protect the security of said Pledge Agreement.

The undersigned reserves the right to pay this note, in full or in part, without premium or penalty, but any such partial prepayments shall be applied first to accrued interest and then to principal.

The undersigned expressly waives any right to a trial by jury as to any matter arising under the terms and conditions of this Promissory Note, and expressly acknowledges that this waiver is a material inducement to the Lender for the making of the loan evidenced by this Promissory Note.



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This Note shall be construed in all respects and enforced  according to the laws of the State of Florida.


                               OLDHAM GROUP, INC.

                                     /s/ James D. Oldham
                                     ------------------------------------------
                                     James D. Oldham, III, President








THE PROPER FLORIDA DOCUMENTARY STAMP TAX HAS BEEN PAID AND THE PROPER DOCUMENTARY STAMPS HAVE BEEN AFFIXED TO THE PLEDGE AGREEMENT.














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